UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 August 31, 2004

                               TRANSGENOMIC, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

       Delaware                       000-30975                 911789357
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(State of Incorporation)      (Commission File Number)        (IRS Employer
                                                          Identification Number)

         12325 Emmet Street, Omaha, Nebraska                       68164
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       (Address of principal executive offices)                 (Zip Code)

                                 (402) 452-5400
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              (Registrant's telephone number, including area code)

                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

      On August 31, 2004, the Registrant and Laurus Master Fund, Ltd. ("Laurus") amended the Security Agreement ("Security Agreement"), Secured Convertible Minimum Borrowing Note ("Minimum Borrowing Note"), Secured Revolving Note ("Revolving Note") and Registration Rights Agreement originally executed by such parties on December 3, 2003 (collectively, the "Revolving Line of Credit"), as well as the Waiver Letter dated February 20, 2004 made by Laurus and agreed to by Registrant in connection with the Revolving Line of Credit. Pursuant to the amendment, the Fixed Conversion Price set forth in each of the Minimum Borrowing Note and the Revolving Note was reduced from $2.20 per share to $1.00 per share. Additionally, it was agreed that for any day on which the closing price for the Registrant's common stock equals or exceeds $1.75 per share, the interest rate on the amounts due pursuant to the Minimum Borrower Note and the Revolving Note shall be 0%. Laurus further agreed to extend the Waiver Letter, which had suspended the borrowing base limitation on the amount which may be borrowed by the Registrant under the Revolving Line of Credit, through March 19, 2005. Finally, the Registrant agreed to issue an additional common stock purchase warrant to Laurus to purchase up to 400,000 shares of the common stock of the Registrant at a price equal to $1.25 per share.

      Also on August 31, 2004, the Registrant and Laurus amended the Securities Purchase Agreement ("Securities Purchase Agreement"), Secured Convertible Term Note ("Term Note") and Registration Rights Agreement originally executed by such parties on February 19, 2004 (collectively, the "Term Loan"). Pursuant to the amendment, the Fixed Conversion Price set forth in the Term Note was reduced from $2.61 per share to $1.00 per share. Laurus further agreed to convert into common stock $150,000 in principal due under the Term Note and interest that accrued prior to August 1, 2004 under the Term Note as promptly as practicable. Additionally, the amortization schedule for payments due under the Term Note was modified to delay the date on which certain payments become due. Finally, it was agreed that for any day on which the closing price for the Registrant's common stock equals or exceeds $1.75 per share, the interest rate on the amounts due pursuant to the Term Note shall be 0%.

      The Registrant will account for the issuance of the additional common stock purchase warrants and the reduction in the Fixed Conversion Prices as additional deferred financing costs that will be recognized as non-cash charges over the remaining terms of the agreements.

      There is no material relationship between the Registrant and Laurus other than under these two lending arrangements.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: [September 1, 2004]                      TRANSGENOMIC, INC.

                                                By: /s/ Michael Summers
                                                    -----------------------
                                                    Michael Summers,
                                                    Chief Financial Officer


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